EXHIBIT 10.29

CASCADE NATURAL GAS CORPORATION
2000 DIRECTOR STOCK AWARD PLAN

ARTICLE 1.
ESTABLISHMENT AND PURPOSE

1.1.                            Establishment.  Effective April 24, 2000 (the “Effective Date”), Cascade Natural Gas Corporation (“Cascade”) hereby establishes the Cascade Natural Gas Corporation 2000 Director Stock Award Plan (the “Plan”).

1.2.                            Purpose.  The purpose of the Plan is to advance the interests of Cascade by encouraging members of Cascade’s board of directors (the “Board”) who are not employees of Cascade or any of its subsidiaries (“Directors”) to acquire a proprietary interest in Cascade through the grant of stock awards.  It is anticipated that the Plan will assist Cascade in attracting and retaining Directors.  Stock awards granted under the Plan will supplement other compensation for Directors.

ARTICLE 2.
DEFINITIONS

2.1.                            Defined Terms.  When used in the Plan, the following terms shall have the meaning specified below.

“Award” or “Stock Award” shall mean an award of Shares to a Director pursuant to the Plan.

“Board” shall mean the Board of Directors of Cascade.

“Cascade” shall mean Cascade Natural Gas Corporation, a Washington corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.  Where the context so requires, any reference to a particular Code section shall be construed to refer to the successor provision to such Code section.

“Deferral Election” shall mean a written election by a Recipient pursuant to Article 7 to defer distribution of Stock Awards granted to the Recipient during the period covered by the Deferral Election.

“Deferred Stock Account” shall mean an unfunded bookkeeping account maintained by Cascade pursuant to Section 7.3 to account for Stock Awards that are subject to a Recipient’s Deferral Election.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.  Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to the successor provisions to such section or rules.

“Fair Market Value.”  For all purposes of the Plan, the “Fair Market Value” of Shares on a particular day shall be determined without regard to any restrictions (other than a restriction which, by its terms, will never lapse) and shall mean:

(a)                                  The per-share closing sale price of Shares as reported on the New York Stock Exchange Composite Tape or similar facility for such day;

(b)                                 If Shares are not listed on the New York Stock Exchange, the per-share closing sale price of Shares as reported for such day on the principal stock exchange in the United States on which the Shares are listed (as determined by the Committee); or

(c)                                  If neither clause (a) nor clause (b) is applicable, the value per share determined by the Committee in a manner consistent with Treasury Regulations under Section 2031 of the Code.

If no sale of Shares is reported for such day, but there were sales reported within a reasonable period before and after such day, the weighted average of the means between the highest and lowest selling prices on the nearest date before and the nearest date after such day shall be used, with the average to be weighted inversely by the respective number of trading days between the selling dates and such day.

“Grant Date” shall mean April 24 of each year in which an Award is granted.

“Director” shall mean a member of the Board who is not an employee of Cascade or any Subsidiary.

“Plan” shall mean this Cascade Natural Gas Corporation 2000 Director Stock Award Plan.

“Plan Year” shall mean a calendar year.

“Shares” shall mean the $1.00 par value common stock of Cascade.

“Stock Unit” shall mean a bookkeeping unit representing one Share credited to a Deferred Stock Account.

“Subsidiary” shall mean a “subsidiary corporation” of Cascade as defined in Section 425(f) of the Code.

2.2.                            Gender and Number.  Except when otherwise indicated by the context, any masculine or feminine terminology when used in the Plan shall also include the opposite gender; and the definition of any term herein in the singular shall also include the plural, and vice versa.

ARTICLE 3.
ELIGIBILITY

The persons eligible to receive Awards under the Plan are the Directors of Cascade who are not regular employees of Cascade or a subsidiary.

ARTICLE 4.
ADMINISTRATION

4.1.                            General.  The Plan shall be administered by the Board, which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and interpret the provisions of the Plan and any Awards granted hereunder.  Any decision by the Board shall be final and binding on all parties.  No member of the Board shall be liable for any determination, decision, or action made in good faith with respect to the Plan or any Awards under the Plan.  The Board may delegate any of such responsibilities to one or more agents and may retain advisers to advise it.  No Recipient  shall participate in the decision of any question relating exclusively to an Award granted to that Recipient.

4.2.                            Rules and Interpretation.  The Board shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner.  Any determination, decision or action of the Board in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding on all parties.

4.3.                            Records.  The Board shall have overall responsibility for keeping records and providing necessary communications to Recipients.  The records of the Board with respect to the Plan shall be conclusive and binding on all Recipients and all persons or entities claiming through or under them.

4.4.                            Expenses.  The cost of settling Awards pursuant to this Plan and the expenses of administering the Plan shall be borne by Cascade.

ARTICLE 5.
SHARES SUBJECT TO AWARDS

The stock subject to Awards to be granted under this Plan shall be Shares, which may either be authorized and unissued Shares or reacquired Shares.

ARTICLE 6.
STOCK AWARDS

6.1.                            Grant of Stock Awards.  As of each April 24 in 2000 and subsequent years, Cascade automatically shall grant to each person who served as a Director during the period since the preceding April 24 a Stock Award for 500 Shares.  The number of Shares granted each year shall be subject to any adjustment required or permitted pursuant to Article 8.  Each such grant shall occur automatically during the term of this Plan without further action of the Board.

6.2.                            Issuance of Shares.  As soon as practicable after each Grant Date, a Share certificate shall be issued to each Recipient who has received a Stock Award on such Grant Date and who has not elected to defer receipt of such Shares as provided in Article 7.

ARTICLE 7.
DEFERRAL OF RECEIPT OF SHARES

7.1.                            Deferral Election.  Each Recipient may elect to defer receipt of Shares pursuant to a Stock Award by filing with the Secretary of Cascade a Deferral Election substantially in the form of APPENDIX A hereto which shall set forth the Director’s election to defer the issuance of Shares represented by Stock Awards granted during the periods specified in the Deferral Election.  Each Deferral Election shall specify the Plan Year or Plan Years to be covered by the Deferral Election.  Each Deferral Election must be made by December 31 of the year preceding the Plan Year covered by the Deferral Election except that the Deferral Election for the first Plan Year must be made within 30 days after approval of the Plan by the Board.

7.2.                            Duration of Deferral Elections.  Each Deferral Election shall be effective for all grants of Stock Awards on Grant Dates in the Plan Years specified in the Deferral Election.  A Deferral Election may be revoked or amended by written notice filed with the Secretary of Cascade in substantially the form of APPENDIX B hereto.  Any such revocation shall be effective for all grants of Stock Awards on Grant Dates in Plan Years beginning after the date of such revocation.  Following any such revocation, a Director may subsequently make a new Deferral Election in accordance with the provisions of this Article 7.  Any such new election shall be effective for all Stock Awards on Grant Dates in Plan Years specified in the new Deferral Election beginning after the date of such new election.

7.3.                            Deferred Stock Accounts.  For each Recipient for whom one or more Stock Awards are deferred pursuant to this Article 7, Cascade shall maintain an unfunded Deferred Stock Account as follows:

7.3.1                     Each Deferred Stock Account shall be credited with a number of Stock Units equal to the number of Shares that are from time to time deferred.

7.3.2                     Whenever cash dividends are declared on Shares, a dividend equivalent shall be computed with respect to each Deferred Stock Account.  The amount of the dividend equivalent shall be the product of (a) the number of Stock Units in the Deferred Stock Account on the record date of the dividend and (b) the per-share dividend amount.  The dividend equivalent so computed shall be deemed reinvested in additional shares by crediting to the Deferred Stock Account, effective on the payment date of the cash dividend, a number of Stock Units (with fractions computed to three decimals) obtained by dividing the amount of the dividend equivalent by the Fair Market Value for Shares on the dividend payment date.  Dividend equivalents shall be credited and deemed invested under this 7.3.2 until Shares representing all Stock Units credited to the Deferred Stock Account have been issued to the Recipient or his or her estate.

7.3.3                     The Deferred Stock Account shall be debited by a number of Stock Units equal to the number of any Shares distributed to the Recipient pursuant to Sections 7.4 and 7.5.

7.3.4                     The number of Stock Units credited to a Deferred Stock Account shall be subject to any adjustment required or permitted pursuant to Article 8.

7.4.                            Issuance of Deferred Shares.  Each Recipient’s Deferral Election shall specify that a number of Shares equal to the number of Stock Units credited to the Recipient’s Deferred Stock Account shall be issued to the Recipient:

(a)                                  In a single distribution as soon as practicable after the end of the calendar year in which the Recipient ceases to be a Director of Cascade; or

(b)                                 In a series of substantially equal annual distributions over a period of not to exceed ten years beginning as soon as practicable after the end of the calendar year in which the Recipient ceases to be a Director of Cascade, until all Shares covered by the Deferred Stock Account have been distributed.

Each election by a Recipient as to the method of issuance of Shares from a Deferred Stock Account shall be irrevocable as to Stock Awards deferred while such election is in effect.  A Recipient can amend such election, but only as to Stock Awards granted during Plan Years covered by the amended Deferral Election.

7.5.                            Death of Recipient.  In the event a Recipient dies prior to issuance of all Shares that have been credited to such Recipient’s Deferred Stock Account, the remaining number of Shares in the deferred Stock Account shall be issued to the estate of the Recipient as soon as practicable following the end of the calendar year in which such death occurs.

7.6.                            Fractional Shares.  No fractional Shares shall be issued under the Plan.  In the event that at the time of final distribution from a Recipient’s Deferred Stock Account there is a fractional Stock Unit credited to such account, Cascade shall make a cash payment in lieu of such fractional Stock Unit to the Recipient based on the Fair Market Value of Shares on the business day immediately prior to such distribution date.

7.7.                            Rights as Shareholder.  Except as otherwise expressly provided in this Agreement, a Recipient shall have no voting or other rights as a shareholder of Cascade on account of Stock Units credited to the Recipient’s Deferred Stock Account until stock certificates representing Shares have been distributed to the Recipient.

ARTICLE 8.
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of a recapitalization, stock split, stock dividend, combination of exchange of Shares, merger, consolidation, reorganization or liquidation, or any other change in the corporate structure or Shares of Cascade, the Board shall make such proportionate adjustments in the number and kind of Shares for which Awards may be granted under the Plan and, with respect to Stock Units credited to Deferred Stock Accounts, in the number and kind of Shares covered thereby, as the Board in its sole discretion may deem appropriate to give effect to such change in capitalization.

ARTICLE 9.
DURATION, AMENDMENT AND TERMINATION

9.1.                            Duration.  The Plan shall become effective on the Effective Date and shall continue until terminated by the Board.

9.2.                            Termination and Amendment of the Plan.  The Board may terminate the Plan at any time, provided, however, that any such termination shall not affect any Awards previously granted under the Plan (including Shares issuable with respect to Stock Units previously credited to Deferred Stock Accounts).  The Board may also make such modifications of the Plan as it shall deem advisable.

ARTICLE 10.
MISCELLANEOUS

10.1.                     Board Membership.  Nothing in the Plan or in any Award granted pursuant to the Plan shall confer upon any Recipient any right to continue as a Director of Cascade or to interfere in any way with the right of the shareholders of Cascade to remove a Director at any time.

10.2.                     Rights Nontransferable.  The rights of a Director under the Plan, including the rights of a Recipient with respect to such Recipient’s Deferred Stock Account, may not be transferred, assigned, pledged, or hypothecated by the Director during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process, and any attempt to do so shall be void and of no effect.

10.3.                     Tax Reimbursement.  Cascade shall have the right, in connection with the grant of any Award on the issuance of Shares from a Deferred Stock Account, to require the Recipient to pay to Cascade an amount sufficient to provide for any withholding tax liability imposed with respect to such exercise.

10.4.                     Securities Laws.  Cascade shall not be required to distribute any Shares pursuant to the Plan until it shall have taken any action required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities laws.

10.5.                     Applicable Law.  To the extent that federal laws (such as the Code and the federal securities laws) do not otherwise control, the Plan shall be governed and construed in all respects in accordance with Washington law.

APPENDIX A
DEFERRAL ELECTION
Under The
CASCADE NATURAL GAS CORPORATION
2000 DIRECTOR STOCK AWARD PLAN

1.                                      Agreement to be Bound by the Plan.  I have received a copy of the Cascade Natural Gas Corporation 2000 Stock Award Plan (the “Plan”), and I agree to be bound by the terms and conditions of the Plan.

2.                                      Deferral Election.  I elect to have distribution of all Stock Awards granted to me under the Plan during the Plan Years specified below deferred pursuant to Article 7 of the Plan.

3.                                      Plan Years Covered.  The foregoing election to defer distribution of Stock Awards shall be effective for:

[   ]                               Calendar Year 20      only.

[   ]                               Calendar Year 20      and subsequent calendar years until I amend or terminate this election.

4.                                      Distribution.  I elect to have all Stock Units credited to my Deferred Stock Account under the Plan during the years covered by the foregoing election distributed to me:

[   ]                               In a single distribution as soon as practicable following the calendar year in which I cease to be a Director of Cascade.

[   ]                               In a series of                * substantially equal annual distributions commencing as soon as practicable following the calendar year in which I cease to be a Director of Cascade.

*                                         Specify a whole number of years from 2 to 10.

Dated	, 20 .

Director

Consent of Spouse

I hereby acknowledge that I am the spouse of the Director above and that I consent and agree to the terms and conditions of the Plan and the elections set forth above.

Dated	, 20 .

Spouse

Receipt Acknowledged and Approved

CASCADE NATURAL GAS CORPORATION

By
Date

APPENDIX B
AMENDMENT OR TERMINATION OF DEFERRAL ELECTION
Under The
CASCADE NATURAL GAS CORPORATION
2000 DIRECTOR STOCK AWARD PLAN

[   ]                               Termination of Deferral Election

I hereby terminate my Deferral Election under the Cascade Natural Gas Corporation 2000 Director Stock Award Plan (the “Plan”) for the calendar year beginning January 1, 20     , and for subsequent calendar years unless I made a new Deferral Election.  I understand that Stock Units previously deferred under the Plan remain subject to the terms of the Plan and my Deferral Election.

[   ]                               Amendment of Deferral Election

I hereby amend my Deferral Election under the Plan in accordance with the new Deferral Election attached hereto.  This amended Deferral Election shall be effective for the periods specified thereon.

Dated	, 20 .

Director

Consent of Spouse

I hereby acknowledge that I am the spouse of the Director above and that I consent and agree to the action taken above.

Dated	, 20 .

Spouse

Receipt Acknowledged and Approved

CASCADE NATURAL GAS CORPORATION

By
Date